Exhibit 99.3

DESTINATION MATERNITY CORPORATION

CONTACT:

Judd P. Tirnauer

Executive Vice President & Chief Financial Officer

(856) 291-9777

DESTINATION MATERNITY DECLARES

QUARTERLY CASH DIVIDEND

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Moorestown, NJ, December 3, 2015 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.20 per share. The cash dividend will be payable January 21, 2016 to stockholders of record at the close of business on January 7, 2016.

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of August 1, 2015 Destination Maternity operates 1,865 retail locations in the United States, Canada, Puerto Rico and, most recently, England, including 552 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,313 leased department locations. In July 2015 the Company opened its first A Pea in the Pod branded leased department outside of North America in Harrods department store in London, England. The Company also sells merchandise on the web primarily through its motherhood.com, apeainthepod.com and destinationmaternity.com websites. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of August 1, 2015 Destination Maternity has 148 international franchised locations, including 26 standalone stores operated under one of the Company’s nameplates and 122 shop-in-shop locations. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, potential stock repurchases, results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, adverse effects on the market price of our common stock and on our operating results because of a failure to complete any proposed acquisition, failure to realize any benefits of any proposed acquisition, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.